UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

(Exact Name of Registrant as Specified in Charter)

Switzerland	001-32938	98-0681223
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lindenstrasse 8

6340 Baar

Zug, Switzerland

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 41-41-768-1080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2011 Annual Shareholder Meeting of Allied World Assurance Company Holdings, AG (the “Company”), the Company’s shareholders approved a dividend in the form of a par value reduction payable in four quarterly installments. The aggregate par value reduction amount was 1.28 Swiss francs (CHF), which was equal to $1.50 per share, or $0.375 per quarter, at the time of the annual meeting. The par value reduction amount for each quarterly payment will be adjusted up or down to equal $0.375 per share prior to the time of payment.

For the fourth of such quarterly payments, in accordance with the shareholder approval, the par value reduction amount was fixed at CHF 0.34 based on the published USD/CHF exchange rate of 0.9157 on March 19, 2012. To accomplish this dividend payment, the Company adjusted its Articles of Association on March 30, 2012 to confirm the par value reduction of CHF 0.34. The Company’s amended and restated Articles of Association became effective upon registration in the daily register of the commercial register of the Canton of Zug, Switzerland on March 30, 2012 and, as a result, the Company’s par value is CHF 13.69 as of such date.

Accordingly, the Company’s shareholders of record at the close of business on March 30, 2012 will receive the dividend scheduled for payment on April 6, 2012. A copy of the Company’s amended and restated Articles of Association is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Articles of Association of Allied World Assurance Company Holdings, AG, as amended and restated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

Dated: April 5, 2012	By:	/s/ Wesley D. Dupont
Name: Wesley D. Dupont
Title: Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Association of Allied World Assurance Company Holdings, AG, as amended and restated.